Citigroup Global Markets Holdings Inc.	May 28, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH4436 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

Barrier Securities with Upside Reset Feature Linked to the SPDR® Gold Trust Due June 3, 2022

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity with a value that may be greater than, equal to or less than the stated principal amount, depending on the performance of the underlying specified below.

▪	Upside participation with reset feature. The securities offer the potential for a positive return at maturity reflecting participation in a limited range of potential appreciation of the underlying from the upside barrier value to the final underlying value. The upside barrier value will initially be equal to the initial underlying value, which is the closing value of the underlying on the pricing date. However, if a reset event occurs, meaning that the closing value of the underlying has fallen below the reset barrier value specified below on any scheduled trading day during the observation period specified below, the upside barrier value will be reset downward and will be equal to the reset barrier value. If a reset event does not occur, the securities offer a positive return at maturity only if the final underlying value is greater than the initial underlying value. If a reset event does occur, the securities offer a positive return at maturity if the final underlying value is greater than the reset barrier value. If a reset event occurs, any appreciation of the underlying from the reset barrier value will be measured as a percentage of the initial underlying value, which will result in a lower return than if it were measured as a percentage of the reset barrier value.

▪	Contingent repayment of principal with downside exposure. If the final underlying value is less than the upside barrier value but greater than or equal to the downside barrier value, you will be repaid the stated principal amount of your securities at maturity. However, if the final underlying value is less than the downside barrier value, you will have full downside exposure to the underlying from the initial underlying value. If the final underlying value is less than the downside barrier value, you will not be repaid the stated principal amount of your securities at maturity and, instead, will receive underlying shares of the underlying (or, in our sole discretion, cash based on the value thereof) that will be worth significantly less than your initial investment and may be worth nothing.

▪	To obtain the modified exposure to the underlying that the securities provide, investors must be willing to (i) forgo any appreciation of the underlying in excess of the maximum return at maturity specified below, (ii) forgo any dividends with respect to the underlying over the term of the securities, (iii) accept an investment that may have limited or no liquidity and (iv) accept the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying:	The SPDR® Gold Trust
Stated principal amount:	$1,000 per security
Pricing date:	May 28, 2020
Issue date:	June 2, 2020
Valuation date:	May 31, 2022, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	June 3, 2022
Payment at maturity:

You will receive at maturity for each security you then hold:

▪   If the final underlying value is greater than the upside barrier value: $1,000 + the return amount, subject to the maximum return at maturity

▪   If the final underlying value is less than or equal to the upside barrier value but greater than or equal to the downside barrier value: $1,000

▪   If the final underlying value is less than the downside barrier value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value)

If the final underlying value is less than the downside barrier value, you will receive underlying shares (or, in our sole discretion, cash) worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Return amount:	$1,000 × the underlying upside return
Upside barrier value:	▪ If a reset event has not occurred: the initial underlying value ▪ If a reset event has occurred: the reset barrier value
Equity ratio:	6.18353, the stated principal amount divided by the initial underlying value
Initial underlying value:	$161.72, the closing value of the underlying on the pricing date
Reset barrier value:	$145.548, 90% of the initial underlying value
Downside barrier value:	$129.376, 80% of the initial underlying value
Maximum return at maturity:

▪   If a reset event has not occurred: $200.00 per security (20.00% of the stated principal amount)

▪   If a reset event has occurred: $300.00 per security (30.00% of the stated principal amount)

The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000	$17.50	$982.50
Total:	$499,000	$8,732.50	$490,267.50

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $981.20 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-08 dated February 15, 2019       Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Final underlying value:	The closing value of the underlying on the valuation date
Reset event:	A reset event will occur if, on any scheduled trading day during the observation period, the closing value of the underlying is less than the reset barrier value
Observation period:	The period from but excluding the pricing date to and including May 28, 2021
Underlying upside return:	(i) The final underlying value minus the upside barrier value, divided by (ii) the initial underlying value
CUSIP / ISIN:	17324XB25 / US17324XB252

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of the underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to the underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of the underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of the underlying are its shares that are traded on a U.S. national securities exchange.  Please see the accompanying product supplement for more information.

Underlying Prospectus. In addition to this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, you should read the prospectus for the underlying on file at the SEC website, which can be accessed via the hyperlink below. The contents of that prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

Prospectus dated May 18, 2020: http://www.sec.gov/Archives/edgar/data/1222333/000119312520145171/d904479ds3asr.htm

Prospectus. The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

▪	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

▪	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;

▪	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

▪	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

▪	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Citigroup Global Markets Holdings Inc.

Payout Diagrams

The diagrams below illustrate the value of what you would receive at maturity for a range of hypothetical percentage changes from the initial underlying value to the final underlying value. If you would receive underlying shares of the underlying at maturity, the diagrams below illustrate the value of those shares based on their final underlying value. Payout Diagram A assumes that a reset event has not occurred. Payout Diagram B assumes that a reset event has occurred.

Investors in the securities will not receive any dividends with respect to the underlying. The diagrams and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to the underlying during the term of the securities” below.

Payout Diagram A Reset Event Has Not Occurred

$2,000
$1,750
$1,500
$1,250
$1,200.00
$1,000
$799.99
$750
$500
$250
$0
Payment at Maturity per Security
$1,200.00
($1,000 + maximum
return at maturity)
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage Change from Initial Underlying Value to Final Underlying Value

■ The Securities	■ The Underlying

Citigroup Global Markets Holdings Inc.

Payout Diagram B Reset Event Has Occurred

■ The Securities	■ The Underlying

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The table below indicates what your payment at maturity and total return on the securities would be for various hypothetical percentage changes from the initial underlying value to the final underlying value, depending on whether a reset event occurs. Your actual payment at maturity and total return on the securities will depend on the actual final underlying value and on whether a reset event actually occurs.

Hypothetical Percentage Change from Initial Underlying Value to Final Underlying Value	Hypothetical Payment at Maturity or Cash Value of Underlying Shares Received at Maturity(1) per Security if a Reset Event Has Not Occurred	Hypothetical Total Return on Securities at Maturity(2) if a Reset Event Has Not Occurred	Hypothetical Payment at Maturity or Cash Value of Underlying Shares Received at Maturity(1) per Security if a Reset Event Has Occurred	Hypothetical Total Return on Securities at Maturity(2) if a Reset Event Has Occurred
100.00%	$1,200.00	20.00%	$1,300.00	30.00%
75.00%	$1,200.00	20.00%	$1,300.00	30.00%
50.00%	$1,200.00	20.00%	$1,300.00	30.00%
40.00%	$1,200.00	20.00%	$1,300.00	30.00%
20.00%	$1,200.00	20.00%	$1,300.00	30.00%
10.00%	$1,100.00	10.00%	$1,200.00	20.00%
5.00%	$1,050.00	5.00%	$1,150.00	15.00%
0.00%	$1,000.00	0.00%	$1,100.00	10.00%
-5.00%	$1,000.00	0.00%	$1,050.00	5.00%
-10.00%	$1,000.00	0.00%	$1,000.00	0.00%
-15.00%	$1,000.00	0.00%	$1,000.00	0.00%
-20.00%	$1,000.00	0.00%	$1,000.00	0.00%
-20.01%	$799.90	-20.01%	$799.90	-20.01%
-25.00%	$750.00	-25.00%	$750.00	-25.00%
-40.00%	$600.00	-40.00%	$600.00	-40.00%
-50.00%	$500.00	-50.00%	$500.00	-50.00%
-75.00%	$250.00	-75.00%	$250.00	-75.00%
-100.00%	$0.00	-100.00%	$0.00	-100.00%

(1) Assumes that the closing value of the underlying on the valuation date is the same as the closing value of the underlying on the maturity date.

(2) Hypothetical total return on securities at maturity = hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by $1,000 stated principal amount per security.

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final underlying values indicated below. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final underlying value.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying value, reset barrier value, downside barrier value or equity ratio. For the actual initial underlying value, reset barrier value, downside barrier value and equity ratio, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial underlying value, reset barrier value, downside barrier value and equity ratio, and not the hypothetical values indicated below.

Hypothetical initial underlying value:	$100
Hypothetical reset barrier value:	$90 (90% of the hypothetical initial underlying value)
Hypothetical downside barrier value:	$80 (80% of the hypothetical initial underlying value)
Hypothetical equity ratio:	10.00000 (the stated principal amount divided by the hypothetical initial underlying value

The hypothetical examples below illustrate the calculation of what you will receive at maturity on the securities, assuming that the final underlying value is as indicated below.

Citigroup Global Markets Holdings Inc.

	Hypothetical final underlying value	Has a reset event occurred?	Hypothetical value received at maturity per $1,000 security
Example 1	$120	No	$1,200
Example 2	$150	No	$1,200
Example 3	$95	No	$1,000
Example 4	$85	No	$1,000
Example 5	$30	No	a number of underlying shares of the underlying (or, in our sole discretion, cash) worth $300 based on the final underlying value
Example 6	$120	Yes	$1,300
Example 7	$150	Yes	$1,300
Example 8	$95	Yes	$1,050
Example 9	$85	Yes	$1,000
Example 10	$30	Yes	a number of underlying shares of the underlying (or, in our sole discretion, cash) worth $300 based on the final underlying value

Example 1: The final underlying value is $120 and, because a reset event has not occurred, the upside barrier value equals the initial underlying value. Because the final underlying value is greater than the upside barrier value in this scenario, you would receive a payment per security calculated as follows:

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the underlying upside return), subject to the maximum return at maturity

= $1,000 + [$1,000 × (($120 - $100) / $100)], subject to the maximum return at maturity

= $1,000 + ($1,000 × 20%), subject to the maximum return at maturity

= $1,000 + $200, subject to the maximum return at maturity

= $1,200

In this scenario, your total return at maturity would reflect the appreciation of the underlying from the initial underlying value to the final underlying value.

Example 2: The final underlying value is $150 and, because a reset event has not occurred, the upside barrier value equals the initial underlying value. Because the final underlying value is greater than the upside barrier value in this scenario, you would receive a payment per security calculated as follows:

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the underlying upside return), subject to the maximum return at maturity

= $1,000 + [$1,000 × (($150 - $100) / $100)], subject to the maximum return at maturity

= $1,000 + ($1,000 × 50%), subject to the maximum return at maturity

= $1,000 + $500, subject to the maximum return at maturity

= $1,200

In this scenario, the underlying has appreciated from the initial underlying value to the final underlying value, but the underlying upside return would exceed the maximum return at maturity. As a result, your total return at maturity in this scenario would be limited to the maximum return at maturity, and an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlying without a maximum return.

Example 3: The final underlying value is $95 and, because a reset event has not occurred, the upside barrier value equals the initial underlying value. Because the final underlying value is less than the upside barrier value but greater than the downside barrier value in this scenario, you would receive a payment at maturity equal to $1,000 per security. In this scenario, you would be repaid the stated principal amount of your securities but would not receive any positive return on your investment.

Citigroup Global Markets Holdings Inc.

Example 4: The final underlying value is $85 and, because a reset event has not occurred, the upside barrier value equals the initial underlying value. Because the final underlying value is less than the upside barrier value but greater than the downside barrier value in this scenario, you would receive a payment at maturity equal to $1,000 per security. In this scenario, you would be repaid the stated principal amount of your securities but would not receive any positive return on your investment.

Example 5: The final underlying value is $30. In this example, the final underlying value is less than the downside barrier value. In this scenario, a reset event did not occur, but the payment at maturity would be the same regardless of whether a reset event occurred.

What you would receive at maturity per security = A number of underlying shares of the underlying equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio × the final underlying value)

= 10.00000 underlying shares of the underlying, with an aggregate cash value (based on the final underlying value) of $300

Because the final underlying value is less than the downside barrier value, you would not receive the stated principal amount of the securities at maturity and, instead, would receive a number of underlying shares of the underlying (or, in our sole discretion, cash based on the value thereof) worth significantly less than the stated principal amount.

Example 6: The final underlying value is $120 and, because a reset event has occurred, the upside barrier value equals the reset barrier value. Because the final underlying value is greater than the upside barrier value in this scenario, you would receive a payment per security calculated as follows:

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the underlying upside return), subject to the maximum return at maturity

= $1,000 + [$1,000 × (($120 - $90) / $100)], subject to the maximum return at maturity

= $1,000 + ($1,000 × 30%), subject to the maximum return at maturity

= $1,000 + $300, subject to the maximum return at maturity

= $1,300

In this scenario, your total return at maturity would reflect the appreciation of the underlying from the reset barrier value to the final underlying value, expressed as a percentage of the initial underlying value.

Example 7: The final underlying value is $150 and, because a reset event has occurred, the upside barrier value equals the reset barrier value. Because the final underlying value is greater than the upside barrier value in this scenario, you would receive a payment per security calculated as follows:

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the underlying upside return), subject to the maximum return at maturity

= $1,000 + [$1,000 × (($150 - $90) / $100)], subject to the maximum return at maturity

= $1,000 + ($1,000 × 60%), subject to the maximum return at maturity

= $1,000 + $600, subject to the maximum return at maturity

= $1,300

In this scenario, the underlying has appreciated from the reset barrier value to the final underlying value, but the underlying upside return would exceed the maximum return at maturity. As a result, your total return at maturity in this scenario would be limited to the maximum return at maturity, and an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlying without a maximum return.

Example 8: The final underlying value is $95 and, because a reset event has occurred, the upside barrier value equals the reset barrier value. Because the final underlying value is greater than the upside barrier value in this scenario, you would receive a payment per security calculated as follows:

Payment at maturity per security = $1,000 + the return amount, subject to the maximum return at maturity

= $1,000 + ($1,000 × the underlying upside return), subject to the maximum return at maturity

= $1,000 + [$1,000 × (($95 - $90) / $100)], subject to the maximum return at maturity

= $1,000 + ($1,000 × 5%), subject to the maximum return at maturity

= $1,000 + $50, subject to the maximum return at maturity

= $1,050

In this scenario, your total return at maturity would reflect the appreciation of the underlying from the reset barrier value to the final underlying value, expressed as a percentage of the initial underlying value.

Example 9: The final underlying value is $85 and, because a reset event has occurred, the upside barrier value equals the reset barrier value. Because the final underlying value is less than the upside barrier value but greater than the downside barrier value in this scenario, you would receive a payment at maturity equal to $1,000 per security. In this scenario, you would be repaid the stated principal amount of your securities but would not receive any positive return on your investment.

Citigroup Global Markets Holdings Inc.

Example 10: The final underlying value is $30. In this example, the final underlying value is less than the downside barrier value. In this scenario, a reset event occurred, but the payment at maturity would be the same regardless of whether a reset event occurred.

What you would receive at maturity per security = A number of underlying shares of the underlying equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio × the final underlying value)

= 10.00000 underlying shares of the underlying, with an aggregate cash value (based on the final underlying value) of $300

Because the final underlying value is less than the downside barrier value, you would not receive the stated principal amount of the securities at maturity and, instead, would receive a number of underlying shares of the underlying (or, in our sole discretion, cash based on the value thereof) worth significantly less than the stated principal amount.

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the underlying. If the final underlying value is less than the downside barrier value, you will not receive the stated principal amount of your securities at maturity and, instead, will receive underlying shares of the underlying (or, in our sole discretion, cash based on the value thereof) that are expected to be worth significantly less than your initial investment in the securities and may be worth nothing. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

We may elect, in our sole discretion, to pay you cash at maturity in lieu of delivering any underlying shares of the underlying.  If we elect to pay you cash at maturity in lieu of delivering any underlying shares of the underlying, the amount of that cash may be less than the market value of those underlying shares on the maturity date because the market value will likely fluctuate between the valuation date and the maturity date. Conversely, if we do not exercise our cash election right and instead deliver underlying shares of the underlying to you on the maturity date, the market value of those underlying shares may be less than the cash amount you would have received if we had exercised our cash election right. We will have no obligation to take your interests into account when deciding whether to exercise our cash election right.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity, even if the underlying appreciates by significantly more than the maximum return at maturity. If the underlying appreciates by more than the maximum return at maturity, the securities will underperform an alternative investment providing 1-to-1 exposure to the performance of the underlying. When lost dividends are taken into account, the securities may underperform an alternative investment providing 1-to-1 exposure to the performance of the underlying even if the underlying appreciates by less than the maximum return at maturity.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	You will not receive dividends or have any other rights with respect to the underlying during the term of the securities. You will not receive any dividends with respect to the underlying during the term of the securities. This lost dividend yield may be significant over the term of the securities. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. In addition, you will not have voting rights or any other rights with respect to the underlying or the stocks included in the underlying. If any change to the underlying shares of the underlying is proposed, such as an amendment to the underlying’s organizational documents, you will not have the right to vote on such change, but you will be subject to such change in the event you receive underlying shares of the underlying at maturity. Any such change may adversely affect the market value of the underlying shares of the underlying.

▪	Your payment at maturity depends on the closing value of the underlying on a single day. Because your payment at maturity depends on the closing value of the underlying on the valuation date, you are subject to the risk that the closing value of the underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the underlying or in another instrument linked to the underlying that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing values of the underlying, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI

Citigroup Global Markets Holdings Inc.

that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the closing value of the underlying, the dividend yield on the underlying and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing value of the underlying, the volatility of the closing value of the underlying, the dividend yield on the underlying, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing value of the underlying may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The

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amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	You will not have any rights with respect to the commodities held by the SPDR® Gold Trust.

▪	The SPDR® Gold Trust is not an investment company or a commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.

▪	The performance and market value of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the underlying commodity of the underlying shares as well as the net asset value per share. The underlying shares do not fully replicate the performance of its underlying commodity, which is gold, due to the fees and expenses charged by the SPDR® Gold Trust or by restrictions on access to its underlying commodity due to other circumstances. The SPDR® Gold Trust does not generate any income, and as the SPDR® Gold Trust regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SPDR® Gold Trust sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SPDR® Gold Trust of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that some or all of the SPDR® Gold Trust’s holdings in its underlying commodity could be lost, damaged or stolen. Access to the SPDR® Gold Trust’s underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the SPDR® Gold Trust and its underlying commodity. In addition, because the shares of the SPDR® Gold Trust are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the SPDR® Gold Trust may differ from the net asset value per share of the SPDR® Gold Trust.

During periods of market volatility, the SPDR® Gold Trust’s underlying commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying shares and the liquidity of the underlying shares may be adversely affected.  This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying shares.  Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the underlying shares.  As a result, under these circumstances, the market value of shares of the underlying shares may vary substantially from the net asset value per share of the underlying shares.  For all of the foregoing reasons, the performance of the SPDR® Gold Trust may not correlate with the performance of its underlying commodity as well as the net asset value per share of the SPDR® Gold Trust, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	The securities are subject to risks associated with gold. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

▪	There are risks relating to commodities trading on the London Bullion Market Association. The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations. The price of gold is determined by the London Bullion Market Association (“LBMA”) or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price.

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▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The underlying shares are linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The SPDR® Gold Trust’s underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.

▪	Our offering of the securities is not a recommendation of the underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying or in instruments related to the underlying, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying. These and other activities of our affiliates may affect the closing value of the underlying in a way that negatively affects the value of and your return on the securities.

▪	The closing value of the underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions in the underlying or in financial instruments related to the underlying and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlying or in financial instruments related to the underlying on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing value of the underlying in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlying in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to the underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

▪	Even if the underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by the underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of the underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If the underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of the underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares would not.

▪	The securities may become linked to an underlying other than the original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares. For example, if the underlying enters into a merger agreement that provides for holders of the underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of the underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	Changes that affect the underlying may affect the value of your securities. The sponsor of the underlying may at any time make methodological changes or other changes in the manner in which it operates that could affect the value of the underlying. We are not affiliated with the underlying sponsor and, accordingly, we have no control over any changes such sponsor may make. Such changes could adversely affect the performance of the underlying and the value of and your return on the securities.

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▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Information About the SPDR® Gold Trust

The SPDR® Gold Trust is an exchange-traded fund that seeks to provide investment results that correspond generally to the performance of the price of gold bullion (the “underlying commodity”), less the SPDR® Gold Trust’s expenses.  The SPDR® Gold Trust holds gold bars and from time to time, issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares.  The shares of the SPDR® Gold Trust are designed for investors who want a cost-effective and convenient way to invest in gold.

The shares of the SPDR® Gold Trust represent units of fractional undivided beneficial interest in and ownership of the SPDR® Gold Trust.  The SPDR® Gold Trust is a passive investment vehicle and the trustee of the SPDR® Gold Trust does not actively manage the gold held by the SPDR® Gold Trust.  The trustee of the SPDR® Gold Trust sells gold held by the SPDR® Gold Trust to pay the SPDR® Gold Trust’s expenses on an as-needed basis irrespective of then-current gold prices.  Currently, the SPDR® Gold Trust’s only recurring fixed expense is World Gold’s fee which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the SPDR® Gold Trust, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the SPDR® Gold Trust.

Information provided to or filed with the SEC by the SPDR® Gold Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-233191 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov. The underlying shares of the SPDR® Gold Trust trade on the NYSE Arca under the ticker symbol “GLD.”

You may receive underlying shares of the SPDR® Gold Trust at maturity. Therefore, in making your decision to invest in the securities, you should review the prospectus related to the SPDR® Gold Trust on file at the SEC, which can be accessed via the hyperlink below.

Prospectus dated May 18, 2020: http://www.sec.gov/Archives/edgar/data/1222333/000119312520145171/d904479ds3asr.htm

The contents of that prospectus and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

We have derived all information regarding the SPDR® Gold Trust from publicly available information and have not independently verified any information regarding the SPDR® Gold Trust. This pricing supplement relates only to the securities and not to the SPDR® Gold Trust. We make no representation as to the performance of the SPDR® Gold Trust over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The SPDR® Gold Trust is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the SPDR® Gold Trust on May 28, 2020 was $161.72.

The graph below shows the closing value of the SPDR® Gold Trust for each day such value was available from January 2, 2015 to May 28, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

SPDR® Gold Trust – Historical Closing Values January 2, 2015 to May 28, 2020

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United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement. This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity. You should consult your tax adviser regarding the U.S. federal tax consequences of the ownership and disposition of the underlying shares.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity for cash), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

•	If you receive the underlying shares (and cash in lieu of any fractional shares) at maturity, you should not recognize gain or loss with respect to the underlying shares received. Instead, you should have an aggregate tax basis in the underlying shares received (including any fractional shares deemed received) equal to your basis in the securities. Your holding period for any underlying shares received should start on the day after receipt. With respect to any cash received in lieu of a fractional share, you should recognize capital loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the securities that is allocable to the fractional share.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, long-term capital gain that you would otherwise recognize in respect of your notes up to the amount of the “net underlying long-term capital gain” could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice,

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exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $17.50 for each security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $17.50 for each security they sell.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

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(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

Citigroup Global Markets Holdings Inc.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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